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                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Common Stock, Par Value $.01 Per Share, of CONMED Corporation beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Date:  May 5, 2003

                                   MMI INVESTMENTS, L.P.

                                   By:  MCM Management, LLC
                                        General Partner

                                   By:  /s/ JEROME J. LANDE
                                        ------------------------------
                                        Jerome J. Lande
                                        Vice President

                                   MCM MANAGEMENT, LLC


                                   By:  /s/ JEROME J. LANDE
                                        ------------------------------
                                        Jerome J. Lande
                                        Vice President



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